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                              REVOLVING CREDIT NOTE

October 24, 1995                                                   $5,000,000.00
                                                            Knoxville, Tennessee


         FOR VALUE RECEIVED, the undersigned, PLASTI-LINE, INC., a Tennessee corporation (the "Borrower"), promises to pay to the order of SUNTRUST BANK, EAST TENNESSEE, N.A., successor by name change to THIRD NATIONAL BANK OF EAST TENNESSEE, a national banking association (the "Bank") at its main office in Knoxville, Tennessee, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on February 29, 1996, the lesser of (i) principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with the Agreement (as hereinafter defined) and not theretofore repaid, as shown on the records of the Bank. Borrower and Bank previously executed a Revolving Credit and Term Loan Agreement dated as of April 21, 1995 (the "Agreement") relating to a line of credit loan by Bank to Borrower in the principal amount of Ten Million Dollars ($10,000,000.00). The line of credit evidenced by this Note is in addition to the credit described in the Agreement. However, except as specifically provided herein to the contrary, this Note and the terms of the borrowing hereunder (including, but not limited to the interest rate, draw requirements, covenants and events of default) shall be subject to the Agreement. Notwithstanding the terms of the Agreement, however, the entire principal balance and all accrued interest under this Note shall be due and payable in full on February 29, 1996, and the Borrower shall not have the right to extend the maturity of this Note or to convert the outstanding balance to the term loan as provided in the Agreement.

         In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such simple rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its main office in Knoxville, Tennessee.

         This Revolving Credit Note ("Note") evidences a revolving credit loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms





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used in this Note shall have the same meanings as set forth in the Agreement.

         Bank shall at all times following the occurrence of an Event of Default have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Termination Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

         Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement, and that such Advance was made and borrowed under the Agreement and, in the case of a Eurodollar Advance or a Cost of Funds Rate Advance, the Interest Period and rate applicable thereto. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding of Advances and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the account records the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

         Upon the existence or occurrence of any Event of Default as defined in the Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. The Borrower further agrees that the failure to pay any amounts due hereunder or to perform any obligations hereunder shall, after the expiration of the applicable grace or cure period under the Agreement, constitute an Event of Default under the Agreement.

         Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Tennessee. Time is of the essence of this Note.





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         It is the intention of the Bank and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such charges in an amount which, but for this provision, would be excessive interest, such excess shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which the Bank may lawfully charge under applicable law from time to time in effect, Borrower and Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between Bank and Borrower that operates to bind, obligate, or compel Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Bank and Borrower that is in conflict with the provisions of this paragraph.

         PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officers and its corporate seal affixed hereto as of the day and year first above written.


                                                PLASTI-LINE, INC.

                                                By: /s/ Mark Deuschle
                                                    ----------------------------
                                                    Title: VP-Finance
                                                          ----------------------




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